Exhibit 10

PURCHASE AGREEMENT

This purchase agreement (the “Agreement”) is entered into this 9th day of November, 2005, by and between Aram Ervin Kalpakian, Alicia Hurmuzian de Kalpakian and Delfina Isabel Balestra (“Seller”) and Ares Corporate Opportunities Fund, L.P. (“Purchaser”), with reference to the following facts:

R E C I T A L S

WHEREAS, Seller currently owns 198 shares of the convertible preferred stock, par value $.01 per share (the “Preferred Stock”) of Samsonite Corporation (the “Company”);

WHEREAS, in accordance with the Stockholders Agreement of July 31, 2003 between affiliates of the Purchaser and the Company, affiliates of the Purchaser currently serve as members of the Board of Directors of the Company;

WHEREAS, Purchaser and its affiliates hold a significant portion of the issued and outstanding Preferred Stock of the Company as well as a significant amount of the common stock, par value $0.01 per share, of the Company;

WHEREAS, Purchaser may have access to and/or be in possession of material, nonpublic, confidential information regarding the Company and its subsidiaries and/or its affiliates, including without limitation its financial condition, results of operations, businesses, properties, assets, liabilities, management, projections, appraisals, plans (including without limitation potential acquisitions and sales of assets and debt and equity financing activities) and prospects (collectively, the “Information”); and

WHEREAS, Seller desires to sell and Purchaser desires to purchase sixty-six (66) shares of the Preferred Stock (such shares of the Preferred Stock being referred to as the “Purchased Shares”) upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Purchase and Sale of Purchased Shares.

1.1                                 Purchase and Sale.  Subject to the fulfillment of the conditions precedent set forth in Section 1.4 below, on the Settlement Date (as defined below), Seller will sell, transfer and assign to Purchaser, and Purchaser will purchase from Seller, all of Seller’s right, title and interest in the Purchased Shares, free and clear of any lien, pledge, or encumbrance of any kind.  In connection therewith, Seller shall deliver stock certificates covering the Purchased Shares duly executed in blank to Purchaser or in accordance with Purchaser’s instructions.

1.2                                 Purchase Price.  The purchase price to be paid by Purchaser to Seller for the Purchased Shares is $79,040.05 ($1,000.00 liquidation preference for each Purchased Share plus accrued dividends thereon).  The purchase price shall be paid on the Settlement Date by wire transfer to an account to be designated by Seller.

1.3                                 Settlement Date. The settlement date shall be November 9, 2005 (“the Settlement Date”) in accordance with this Agreement, and the settlement shall occur at such time and place as mutually agreed upon between Purchaser and Seller.

1.4                                 Conditions to Settlement.  The obligations of each party to this Agreement are subject to the representations and warranties of the other party contained herein being true and correct on and as of the Settlement Date with the same effect as though such representations and warranties had been made on and as of the Settlement Date.

2.                                       Representations and Warranties of Seller.  Seller hereby represents and warrants to Purchaser as follows:

2.1                                 Due Execution, Delivery and Performance by Seller.  Seller has full right, power and authority to enter into this Agreement and perform the transactions contemplated hereby.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and the execution, delivery and performance of this Agreement will not violate any judgment, order or decree to which Seller is subject on the Settlement Date.

2.2                                 Title to Securities.  Seller is the sole legal and beneficial owner of the Purchased Shares free and clear of any lien, pledge or encumbrance of any kind.

2.3                                 Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery by Seller, is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

2.4                                 No Other Representations and Warranties. Seller does not make any representation or warranty to the Purchaser, whether express or implied, with respect to Purchased Shares, other than those specifically provided for in this Section 2.  Without limiting the generality of the foregoing, Seller does not make any representation or warranty to Purchaser with respect to the future profitability of the Purchased Shares or the financial performance of the Company.

3.                                       Other Acknowledgements and Agreements of Seller.  Seller hereby acknowledges and agrees that:

3.1                                 No Disclosure.  This Agreement shall not be deemed to create any contractual duty to disclose any Information.  Seller acknowledges and agrees that (i) Purchaser currently may have access to and/or be in the possession of, and later may come into possession of, Information that is not known to Seller and that may be material to a decision to sell the Purchased Shares, (ii) Purchaser has no duty (fiduciary or otherwise) to disclose to Seller any of the Information, (iii)  Seller has determined to sell the Purchased Shares on the terms and conditions set forth herein notwithstanding its lack of knowledge of the Information and notwithstanding that such Information, if known to Seller, might affect the price at which Seller would be willing to sell the Purchased Shares, (iv) Seller has not requested and will not request from Purchaser any of the Information Purchaser may now have or of which Purchaser may later come into possession, (v) Seller has not relied in any way upon any act, statement or omission of Purchaser with respect to the Company, any of its subsidiaries, any of its affiliates or the Purchased Shares, (vi) Seller is experienced, sophisticated and knowledgeable in trading in securities of private and public companies and understands the disadvantage to which it is subject on account of the disparity of information between Purchaser and Seller and (vii) Seller has conducted its own investigation, to the extent that it has determined necessary or desirable regarding the Company, and Seller has determined to enter into and complete the sale of the Purchased Shares based on, among other things, such investigation.

3.2                                 Waiver and Release.  (a) Effective as of the closing on the Settlement Date, Seller, on its own behalf and on behalf of its successors and/or assigns, hereby forever waives, releases, discharges and dismisses any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees, and/or damages of any kind (including without limitation any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, against Purchaser, the Company, its subsidiaries or any of their respective affiliates (including without limitation any and all of its and their respective past, present and/or future directors, officers, shareholders, members, partners, employees, fiduciaries , agents and advisors, and each of their respective successors and assigns), in any way based upon, arising from, relating to or involving, directly or indirectly, the sale of the Purchased Shares and the non-disclosure of the Information (so long as such Information does not make false Purchaser’s representations or warranties contained in this Agreement) by Purchaser to Seller in connection thereto. In connection with the foregoing release, Seller specifically waives any and all protections afforded by California Civil Code Section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Seller further hereby specifically waives any and all protections afforded by any state or federal statute or regulation that would, if enforced, have the effect of limiting the enforceability or effectiveness of the foregoing release or other foregoing provisions of this acknowledgment and agreement.

(b) Effective as of the closing on the Settlement Date, Purchaser, on its own behalf and on behalf of its successors and/or assigns, hereby forever waives, releases, discharges and dismisses any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees, and/or damages of any kind (including without limitation any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, against Seller or any of their respective affiliates (including without limitation any and all of its and their respective past, present and/or future directors, officers, shareholders, members, partners, employees, fiduciaries, agents and advisors, and each of their respective successors and assigns), in any way based upon, arising from, relating to or involving, directly or indirectly, the purchase of the Purchased Shares and the non-sufficiency of the Information; provided, however, this section 3.2(b) shall not release Seller from (i) any failure of any of its representations and warranties set forth in Section 2.2 hereof to be true and correct or (ii) any defects in title to the Purchased Shares.  In connection with the foregoing release, Purchaser specifically waives any and all protections afforded by California Civil Code Section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Purchaser further hereby specifically waives any and all protections afforded by any state or federal statute or regulation that would, if enforced, have the effect of limiting the enforceability or effectiveness of the foregoing release or other foregoing provisions of this acknowledgment and agreement.

4.                                       Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller as follows:

4.1                                 Due Execution, Delivery and Performance by Purchaser. Purchaser has full right, power and authority to enter into this Agreement and perform the transactions contemplated hereby.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and the execution, delivery and performance of this Agreement will not violate any contract, order or decree to which Purchaser is subject on the Settlement Date..

4.2                                 Sophisticated Purchaser.  Purchaser (i) is a sophisticated entity and, by reason of its business and financial experience, and the business and financial experience of its management, is able to bear any financial risks associated with the purchase of the Purchased Shares (including, without limitation, the total loss of the investment in the Purchased Shares), (ii) has adequate information to make an informed decision regarding the purchase of the Purchased Shares, (iii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of and understand the risks inherent in the purchase in the Purchased Shares, (iv) has independently, and without reliance upon Seller, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to purchase the Purchased Shares, (v) in entering into this Agreement, Purchaser has relied solely upon its own investigation and analysis of the Company, the Purchased Shares and the Information and Purchaser acknowledges that, except as provided in Section 2, neither Seller nor any of its affiliates, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information reviewed by Purchaser or its directors, officers, employees, affiliates, controlling persons, agents or representatives, and (vi) is purchasing the Purchased Shares with investment intent and not with a view toward distribution.

4.3                                 Unregistered Securities Acknowledgment.  Purchaser understands that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be sold in the United States except pursuant to an effective registration statement, or pursuant to a duly available exemption from such registration requirements.

4.4                                 Accredited Investor.  Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Act.  Purchaser is buying the Preferred Shares for Purchaser’s own account and for investment, not as nominee or agent, and not with the view to or for resale in connection with the distribution thereof.

4.5                                 Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Seller, is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

5.                                       Miscellaneous.

5.1                                 Further Assurances.  Following the execution of this Agreement, each party hereto shall, from time to time, at the requesting party’s cost and expense, execute and deliver such additional instruments, documents, conveyances or assurances and take such other commercially reasonable actions as reasonably have been requested by the other party hereto to confirm and assure the rights and obligations provided for in this Agreement, and render effective the consummation of the transactions contemplated hereby.

5.2                                 Governing Law.  This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, without respect to the conflict of laws provisions thereof.

5.3                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing, interpreting, implementing or enforcing this Agreement.

5.5                                 Recitals. The recitals to this Agreement are a part of this Agreement and are to be considered in construing, interpreting, implementing and enforcing this Agreement.

5.6                                 Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior written or oral discussions or agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

5.7                                 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, regulation, rule or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and any trier-of-fact shall interpret this Agreement in the valid, legal and enforceable manner that corresponds most closely to the original intentions of the parties.

5.8                                 Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties hereto.

5.9                                 Delivery by Facsimile.  This Agreement and any signed agreement or instrument entered into in connection thereto or contemplated thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respect as an original agreement or instrument and shall be considered to have the same binding legal effect as it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract, and each such party forever waives any such defense.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Seller:

Address:

By:

Its:

Purchaser:

Ares Corporate Opportunities Fund, L.P.
1999 Avenue of the Stars, 19th Floor
Los Angeles, California 90067

By:

Its: